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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                   FORM 8-K/A





                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934






        Date of Report (Date of earliest reported event): April 17, 2003



                               MOTIENT CORPORATION
             (Exact name of registrant as specified in its charter)



          Delaware                      0-23044                  93-0976127
(State or other jurisdiction of    (Commission File No.)        (IRS Employer
incorporation or organization)                            Identification Number)



                             300 Knightsbridge Pkwy.
                             Lincolnshire, IL 60069
                                 (847) 478-4200

               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


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                           Forward-Looking Statements


This Current Report on Form 8-K/A amends the Current Report on Form 8-K Motient Corporation ("Motient" or the "Company") dated as of April 17, 2003.

This Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," "project," or "intend." These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements ("Cautionary Statements") include, among others, those under the caption "Risk Factors" in our registration statement on Form S-1, as amended by our Form S-1/A (Reg. No. 333-87844). All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission (the "SEC") from time to time.

Our forward-looking statements are based on information available to us today, and we will not update these statements. Our actual results may differ significantly from the results discussed.


Item 4. Changes in Registrant's Certifying Accountant

Previous Independent Accountants

On March 2, 2004, Motient dismissed PricewaterhouseCoopers LLP ("PwC") as its independent accountants effective immediately. The Audit Committee of Motient's Board of Directors approved this decision on March 2, 2004 and the change in independent accountants in April 2003.

As previously reported on our Current Report on Form 8-K dated as of July 10, 2002, PwC was appointed as our independent accountants as of such date. Also, as previously reported on our Current Report on Form 8-K dated as of April 17, 2003, which is amended by this current report on form 8-K/A, PwC was dismissed, effective upon the completion of their services related to the audit of Motient's consolidated financial statements for the period May 1, 2002 to


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December 31, 2002. On March 2, 2004, PwC was dismissed prior to the completion of their audit procedures related to the aforementioned period. PwC, therefore, has not reported on any of Motient's consolidated financial statements for the aforementioned period or for any other fiscal period.

Except as previously disclosed in our Current Report on Form 8-K dated as of April 17, 2003, for the period since PwC's appointment through March 2, 2004, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report.

For the period since PwC's appointment through March 2, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)), except that PwC has informed the Company that, with regard to their audit of Motient's consolidated financial statements for the period May 1, 2002 to December 31, 2002:

     - Timely reconciliations of certain accounts between the general ledger and subsidiary ledger, in particular accounts receivable and fixed assets, were not performed;

     - Reviews of accounts and adjustments by supervisory personnel on monthly cut-off dates, in particular fixed asset clearing accounts, accounts receivable reserve and inventory reserve calculations, were not performed;

     - Proper cut-off of accounts at balance sheet dates related to accounts payable, accrued expenses and inventories was not achieved; and

     - No formal policy existed to analyze impairment of long-lived assets on a recurring basis.

To address such matters, PwC recommended that management undertake a review of its monthly close-out process, including a detailed review of the financial statements, comparing budget to actual and current period to prior period to determine any unusual items. PwC also recommended that the Company prepare an accounting policy and procedures manual for all significant transactions to include procedures for revenue recognition, inventory allowances, accounts receivable allowance, and accruals, among other policies.

In response to these comments, the Company has taken the following actions:

     - In June 2003, we initiated a process of revising, updating and improving our month-end closing process and created a checklist containing appropriate closing procedures.

     - We have increased our efforts to perform monthly account reconciliations on all balance sheet accounts in a timely fashion.

     - Beginning in July 2003, on a monthly basis, the corporate controller began reviewing balance sheet account reconciliations.

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     -    We have implemented and distributed a written credit and collections policy, which includes reserve calculations and write-off requirements.

     - All accounts receivable sub-ledgers are reconciled to the general ledger monthly, and on a monthly basis, inventory reports are produced, sub-ledgers are reconciled to the general ledger and the reserve account is analyzed.

     - Since September 2003, the fixed assets clearing account is no longer being used and all asset additions are reviewed by the corporate controller to determine proper capitalization and balance sheet classification.

     - As of July 2003, all monthly income statement accounts are analyzed by the corporate controller prior to release of the financial statements.

     - We are preparing an accounting policy and procedures manual to include procedures for all significant policies, business practices, and routine and non-routine procedures performed by each functional area. Our goal is to finalize this manual by April 30, 2004.

     - Over the course of the third quarter of 2003, we updated our procedures for the preparation of a monthly financial reporting package to include management's discussion and analysis of results of operations, financial statements, cash and investments reporting and month-to-month variances. Under these procedures, departmental results of operations are also prepared and provided to appropriate department managers on a monthly basis.

In addition to the above, since April 2003 we have reevaluated our staffing levels, reorganized the finance and accounting organization and replaced ten accounting personnel with more experienced accounting personnel, including, among others, a new chief financial officer, chief accounting officer and corporate controller, a manager of revenue assurance and a manager of financial services.

Motient has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. We have authorized PwC to respond fully to the inquiries of Ehrenkrantz Sterling & Co. LLC ("Ehrenkrantz") concerning the subject matter of each item PwC reported to us. A copy of PwC's letter, dated March 8, 2004, is filed as Exhibit 16.1 to this Form 8-K/A.

New Independent Accountants

On March 2, 2004, Motient engaged Ehrenkrantz as its independent accountants to audit Motient's consolidated financial statements for the period May 1, 2002 to December 31, 2002.


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As previously reported in our Current Report on Form 8-K dated as of April 17,
2003, which is amended by this current report on form 8-K/A, Motient had already engaged Ehrenkrantz to (i) re-audit Motient's consolidated financial statements for the fiscal year ended December 31, 2000 and the fiscal year ended December 31, 2001, and (ii) audit Motient's consolidated financial statements for the interim period from January 1, 2002 to April 30, 2002, and the fiscal year ended December 31, 2003.

Since its appointment in April 2003, Ehrenkrantz has been consulted by the Company on the application of accounting principles to a variety of transactions and matters in conjunction with Ehrenkrantz's audit of the Company's consolidated financial statements for the years ended December 31, 2000 and 2001 and the four months ended April 30, 2002. With regard to the period from May 1, 2002 through December 31, 2002, however, during the two most recent fiscal years and through March 2, 2004, neither Motient nor anyone acting on its behalf consulted Ehrenkrantz on the application of accounting principles to a specified transaction, either completed or proposed, or on the type of audit opinion that might be rendered on Motient's consolidated financial statements, and neither a written report was provided to Motient nor oral advice was provided that Ehrenkrantz concluded was an important factor considered by Motient in reaching a decision as to the accounting, auditing or financial reporting issue. During the two most recent fiscal years and through March 2, 2004, Motient did not consult with Ehrenkrantz regarding any matter that was the subject of a "disagreement" with PwC, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or with regard to any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.


Motient has provided Ehrenkrantz with a copy of the disclosures set forth in this report on Form 8-K.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

The Exhibit Index hereto is incorporated by reference herein.



                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  MOTIENT CORPORATION



                                                  By: /s/ Chris Downie
                                                     --------------------------
                                                      Christopher Downie
                                                      Vice President
                                                      Chief Financial Officer

Date:  March 8, 2004



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                                  EXHIBIT INDEX


The following document is filed as an exhibit to the report:

16.1 Letter from PricewaterhouseCoopers LLP (filed herewith) to the Securities and Exchange Commission dated March 8, 2004.





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